Exhibit 99.1
For information, contact:
Investors - Greg Rosenstein, 281-854-3199
Media - George Smalley, 281-854-3163

Exterran Corporation Announces Third Quarter 2017 Results

Strong Quarterly Results Highlighted by Higher Gross Margins in Oil and Gas Products, Growth in Aftermarket Services, Stable Contract Operations

HOUSTON, November 6, 2017 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced net income from continuing operations for the third quarter of 2017 of $3.4 million, or $0.09 per share, on revenue of $327.1 million. This compares to net income from continuing operations of $3.6 million, or $0.10 per share, on revenue of $330.6 million for the second quarter of 2017 and net loss from continuing operations of $32.3 million, or $0.93 per share, on revenue of $229.2 million for the third quarter of 2016.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “We are very pleased to once again report strong quarterly results. Our team did a tremendous job delivering solid results in the face of personal and operational disruptions caused by Hurricane Harvey. We executed well and maintained our focus while delivering our highest gross margin percentage in the oil and gas product sales segment in seven quarters. We are benefiting from efficiency gains in engineering and manufacturing as well as improved supply chain management.

“Our ongoing focus on cash and working capital management are also apparent. We continue to improve our cash and working capital conversion metrics, as our cash balance increased from $45 million at June 30, 2017 to $71 million at September 30, 2017, while our long-term debt remained virtually unchanged.

“Third quarter oil and gas products bookings of $245 million resulted in a strong book-to-bill ratio of nearly 130%. Additionally, we believe oil and gas product gross margins continue to improve moving forward.”

Net income for the third quarter of 2017 was $3.4 million. This compares to net income of $3.5 million for the second quarter of 2017 and a net loss of $12.7 million for the third quarter of 2016.

EBITDA, as adjusted, was $47.1 million for the third quarter of 2017, as compared with EBITDA, as adjusted, of $45.7 million for the second quarter of 2017 and $38.0 million for the third quarter of 2016. See table below for reconciliation of GAAP to non-GAAP financial information.

Selling, general and administrative expenses were $44.2 million in the third quarter of 2017, as compared with $46.1 million in the second quarter of 2017 and $37.9 million in the third quarter of 2016.

Contract Operations Segment
Contract operations revenue in the third quarter of 2017 was $92.6 million, a 3% decrease from second quarter 2017 revenue of $95.3 million and a 7% decrease from third quarter 2016 revenue of $99.1 million.

Contract operations gross margin in the third quarter of 2017 was $58.9 million, a 3% decrease from second quarter 2017 gross margin of $60.7 million and a 7% decrease from third quarter 2016 gross margin of $63.1 million. Gross margin percentage in the third quarter of 2017 was 64%, as compared with 64% in the second quarter of 2017 and 64% in the third quarter of 2016.

The sequential revenue and gross margin decrease was primarily due to renegotiations on a contract extension in Latin America and contractual recoveries in the Middle East benefiting second quarter 2017 results that did not repeat in the third quarter.

Aftermarket Services Segment
Aftermarket services revenue in the third quarter of 2017 was $29.8 million, a 23% increase from second quarter 2017 revenue of $24.2 million and a 12% increase from third quarter 2016 revenue of $26.6 million.

Aftermarket services gross margin in the third quarter of 2017 was $7.9 million, a 13% increase from second quarter 2017 gross margin of $7.0 million and a 5% increase from third quarter 2016 gross margin of $7.5 million. Gross margin percentage in the third quarter of 2017 was 26%, as compared with 29% in the second quarter of 2017 and 28% in the third quarter of 2016.

The sequential increase in aftermarket service revenue and gross margin was primarily due to an increase in Eastern Hemisphere parts sales and an increase in service work in Latin America. The sequential decrease in gross margin percentage was driven primarily by business mix.

Oil and Gas Product Sales Segment
Oil and gas product sales revenue in the third quarter of 2017 was $192.1 million, a 3% decrease from second quarter 2017 revenue of $198.1 million, and a 161% increase from third quarter 2016 revenue of $73.7 million.

Oil and gas product sales gross margin in the third quarter of 2017 was $20.5 million, a 2% increase from second quarter 2017 gross margin of $20.1 million and a 468% increase from third quarter 2016 gross margin of $3.6 million. Gross margin percentage in the third quarter of 2017 was 11% as compared with 10% in the second quarter of 2017 and 5% in the third quarter of 2016.

The sequential decrease in revenue was attributable to production downtime associated with Hurricane Harvey, as both of the Company’s Houston manufacturing facilities were closed for more than a week due to the catastrophic flooding in the Houston area. Sequential gross margin and gross margin percentage were higher due to productivity and product mix.

Oil and gas product sales backlog was $559.9 million at September 30, 2017, as compared to $506.5 million at June 30, 2017 and $153.1 million at September 30, 2016. Oil and gas product sales bookings for the third quarter of 2017 were $245.5 million. This compares to bookings of $280.1 million for the second quarter of 2017 and bookings of $132.3 million for the third quarter of 2016.

Belleli EPC Product Sales Segment
As previously disclosed, the Company is in the process of exiting the non-core business lines of Belleli EPC. Third quarter 2017 revenue was $12.6 million and gross margin was $3.5 million. Results for the quarter were positively impacted by improved operational execution.

Conference Call Information
The Company will host a conference call at 10 a.m. Central Time on Tuesday, November 7, 2017. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Tuesday, November 14, 2017 and may be accessed by calling 877-660-6853 and using the pass code 13672472.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global market leader in natural gas processing and treating, compression and production products and services, providing critical midstream infrastructure solutions to customers throughout the world. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and water treatment solutions, and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

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Non-GAAP Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; Exterran’s ability to implement appropriate changes to its internal controls and procedures in a timely and cost efficient manner; the effectiveness of Exterran’s internal controls going forward, including the existence of any control deficiencies identified in the future; the resolution of Exterran’s pending Securities and Exchange Commission investigation; the results of governmental actions relating to pending investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenues:
Contract operations	$92,561	$95,341	$99,143
Aftermarket services	29,799	24,244	26,590
Oil and gas product sales	192,119	198,116	73,685
Belleli EPC product sales	12,616	12,885	29,740
	327,095	330,586	229,158
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	33,640	34,691	36,056
Aftermarket services	21,903	17,278	19,046
Oil and gas product sales	171,619	178,025	70,074
Belleli EPC product sales	9,116	8,064	29,104
Selling, general and administrative	44,197	46,084	37,864
Depreciation and amortization	28,314	29,447	28,183
Long-lived asset impairment	—	—	5,358
Restatement related charges (recoveries), net	1,997	(1,158)	12,298
Restructuring and other charges	417	310	2,239
Interest expense	7,860	12,382	8,254
Other (income) expense, net	(2,496)	3,701	(3,349)
	316,567	328,824	245,127
Income (loss) before income taxes	10,528	1,762	(15,969)
Provision for (benefit from) income taxes	7,146	(1,814)	16,343
Income (loss) from continuing operations	3,382	3,576	(32,312)
Income (loss) from discontinued operations, net of tax	(29)	(32)	19,652
Net income (loss)	$3,353	$3,544	$(12,660)

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.09	$0.10	$(0.93)
Income from discontinued operations per common share	—	—	0.56
Net income (loss) per common share	$0.09	$0.10	$(0.37)

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.09	$0.10	$(0.93)
Income from discontinued operations per common share	—	—	0.56
Net income (loss) per common share	$0.09	$0.10	$(0.37)

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	35,046	35,018	34,632
Diluted	35,120	35,094	34,632

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$71,202	$35,678
Restricted cash	546	671
Accounts receivable, net	265,315	230,607
Inventory	138,751	157,516
Costs and estimated earnings in excess of billings on uncompleted contracts	40,696	31,956
Other current assets	42,111	55,516
Current assets associated with discontinued operations	4	14
Total current assets	558,625	511,958
Property, plant and equipment, net	812,797	797,809
Deferred income taxes	9,042	6,015
Intangible and other assets, net	76,906	58,996
Total assets	$1,457,370	$1,374,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$126,052	$95,959
Accrued liabilities	143,146	162,792
Deferred revenue	36,797	32,154
Billings on uncompleted contracts in excess of costs and estimated earnings	96,789	42,116
Current liabilities associated with discontinued operations	63	1,113
Total current liabilities	402,847	334,134
Long-term debt	367,896	348,970
Deferred income taxes	13,649	11,700
Long-term deferred revenue	100,043	98,964
Other long-term liabilities	24,352	24,237
Long-term liabilities associated with discontinued operations	—	2
Total liabilities	908,787	818,007
Total stockholders’ equity	548,583	556,771
Total liabilities and stockholders’ equity	$1,457,370	$1,374,778

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenues:
Contract operations	$92,561	$95,341	$99,143
Aftermarket services	29,799	24,244	26,590
Oil and gas product sales	192,119	198,116	73,685
Belleli EPC product sales	12,616	12,885	29,740
	$327,095	$330,586	$229,158

Gross margin:
Contract operations	$58,921	$60,650	$63,087
Aftermarket services	7,896	6,966	7,544
Oil and gas product sales	20,500	20,091	3,611
Belleli EPC product sales	3,500	4,821	636
Total	$90,817	$92,528	$74,878

Gross margin percentage:
Contract operations	64%	64%	64%
Aftermarket services	26%	29%	28%
Oil and gas product sales	11%	10%	5%
Belleli EPC product sales	28%	37%	2%
Total	28%	28%	33%

Selling, general and administrative	$44,197	$46,084	$37,864
% of revenue	14%	14%	17%

EBITDA, as adjusted	$47,050	$45,655	$38,028
% of revenue	14%	14%	17%

Capital expenditures	$34,906	$23,626	$16,902
Less: Proceeds from sale of PP&E	(318)	(4,407)	(73)
Net capital expenditures	$34,588	$19,219	$16,829

	September 30,	June 30,	September 30,
	2017	2017	2016
Product Sales Backlog:
Oil and Gas Product Sales Backlog:
Compression and Accessory Backlog	$282,372	$248,147	$86,206
Production and Processing Equipment Backlog	277,488	256,785	64,680
Installation Backlog	37	1,599	2,213
Belleli EPC Backlog	22,137	33,811	95,366
Total Product Sales Backlog	$582,034	$540,342	$248,465

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$10,528	$1,762	$(15,969)
Selling, general and administrative	44,197	46,084	37,864
Depreciation and amortization	28,314	29,447	28,183
Long-lived asset impairment	—	—	5,358
Restatement related charges (recoveries), net	1,997	(1,158)	12,298
Restructuring and other charges	417	310	2,239
Interest expense	7,860	12,382	8,254
Other (income) expense, net	(2,496)	3,701	(3,349)
Total gross margin (1)	$90,817	$92,528	$74,878

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$3,353	$3,544	$(12,660)
(Income) loss from discontinued operations, net of tax	29	32	(19,652)
Depreciation and amortization	28,314	29,447	28,183
Long-lived asset impairment	—	—	5,358
Restatement related charges (recoveries), net	1,997	(1,158)	12,298
Restructuring and other charges	417	310	2,239
Interest expense	7,860	12,382	8,254
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(2,447)	1,436	(2,335)
Penalties from Brazilian tax programs	381	1,476	—
Provision for (benefit from) income taxes	7,146	(1,814)	16,343
EBITDA, as adjusted (2)	$47,050	$45,655	$38,028

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net income (loss) from continuing operations:
Net income (loss)	$3,353	$3,544	$(12,660)
(Income) loss from discontinued operations, net of tax	29	32	(19,652)
Income (loss) from continuing operations	3,382	3,576	(32,312)
Adjustment for items:
Long-lived asset impairment	—	—	5,358
Restatement related charges (recoveries), net	1,997	(1,158)	12,298
Restructuring and other charges	417	310	2,239
Penalties from Brazilian tax programs	381	1,476	—
Interest expense from Brazilian tax programs	53	2,351	—
Tax impact of adjustments (3)	(136)	(1,240)	(9)
Income tax benefit from Brazilian tax programs	(2,846)	(10,998)	—
Adjusted net income (loss) from continuing operations (4)	$3,248	$(5,683)	$(12,426)

Diluted income (loss) from continuing operations per common share	$0.09	$0.10	$(0.93)
Adjustment for items, after-tax, per diluted common share	—	(0.26)	0.57
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$0.09	$(0.16)	$(0.36)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.1 million for the three months ended September 30, 2017 from our calculation of diluted adjusted net income (loss) from continuing operations per common share.